Exhibit 10.3

SEMTECH CORPORATION

2008 LONG-TERM EQUITY INCENTIVE PLAN

OPTION AWARD CERTIFICATE

(NON-EMPLOYEE DIRECTORS)

THIS AWARD is made this [Date] by Semtech Corporation, a Delaware corporation (the “Corporation”), to [Legal Name] (the “Optionee”).

R E C I T A L S

A. The Corporation has established the Corporation’s 2008 Long-Term Equity Incentive Plan (the “Plan”) in order to provide members of the Board of Directors (the “Board”) of the Corporation with an opportunity to acquire shares of the Corporation’s common stock (“Stock”).

B. The Plan Administrator has determined that it would be in the best interests of the Corporation and its stockholders to grant the option described in this Award Certificate to the Optionee as an inducement to remain in the service of the Corporation, and as an incentive for promoting efforts during such service.

NOW, THEREFORE, this Award is made on the following terms and conditions:

1. Definitions and Incorporation. Capitalized terms used in this Award Certificate and not otherwise defined herein shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Award Certificate as if fully set forth herein.

2. Grant of Option. Pursuant to the Plan, the Corporation hereby grants to the Optionee as of the date hereof the option to purchase all or any part of an aggregate of [Amount] shares of Stock (the “Option”), subject to adjustment in accordance with Section 7 of the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $[Market Price] per share (the “Exercise Price”), which equals the last trading price (in regular trading) of a share of Stock on the Nasdaq stock market on the date of grant of the Award or if the Stock is not traded on such date, the closing market price on the next succeeding business day (next day on which such Stock is traded).

4. Right to Exercise. Subject to the conditions set forth in this Award Certificate and the Plan, the right to exercise the Option shall accrue as follows, with no portion of the right to exercise accruing on any other date (e.g., no pro-ration) except as specifically set forth in this Award Certificate or the Plan.

[Vesting is generally in equal annual installments over three or four years, beginning on the first anniversary of the grant date.]

5. Early Termination of Service. Notwithstanding any other provision of this Award Certificate, including Section 8, Section 9, or Section 10 hereof, no portion of the Option may be exercised for six (6) months after the date of the award.

6. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Corporation determines that any applicable registration requirement under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable requirement of Federal or State law has not been met.

7. Term of Option. The Option shall terminate in any event on the earliest of (a) the [day before the 6 year anniversary of grant] at 11:59 PM, (b) the expiration of the period described in Section 8 below, (c) the expiration of the period described in Section 9 below, or (d) in connection with certain corporate events as provided in Section 7.2 of the Plan.

8. Exercise Following Cessation of Service. If the Optionee’s service with the Corporation terminates for any reason, or no reason, whether voluntarily or involuntarily, with or without cause, other than death, disability or board retirement (as defined below), any portion of the Option granted hereunder held by such person which is not then exercisable shall terminate and any portion of the Option which is then exercisable may be exercised within ninety (90) consecutive days after the date of such cessation or until the expiration of the stated term of the Option, whichever period is shorter.

9. Exercise Following Death, Disability or Board Retirement. If the Optionee’s service with the Corporation ceases by reason of the Optionee’s death, disability or board retirement (as defined below), the right to exercise the Option shall immediately accrue in full and the Option shall, subject to Section 5 above, be exercisable for three (3) years after the date of cessation or until the expiration of the stated term of the Option, whichever period is shorter.

For purposes hereof, “board retirement” means termination of an Optionee’s services as a member of the Board (a) after ten (10) years of service as a Director, or (b) after five (5) years of service as a Director if the Optionee is sixty-five (65) years of age at the time of termination.

If the Optionee dies or suffers a disability within the three-year period following board retirement, the Option shall remain fully exercisable for three (3) years after the death or disability or until the expiration of the stated term of the Option, whichever period is shorter. In case of death, the exercise may be made by the Optionee’s designated beneficiary or, if no such beneficiary has been designated, by the Optionee’s estate or by the person or persons who acquire the right to exercise it by bequest or inheritance provided that such person consents in writing to abide by and be subject to the terms of the Plan and this Award Certificate and such writing is delivered to the President or Chairman of the Corporation.

10. Exercise Following Change of Control. Notwithstanding any other provision to the contrary contained herein, subject to the provisions of Section 7 of the Plan, in the event of a Change in Control (as defined below), any outstanding Options shall automatically become fully vested and exercisable as of the date of the Change in Control, whether or not then exercisable, without any further action on the part of the Board, the stockholders or any committee established by the Board to administer the Plan. For purposes hereof, a “Change in Control” shall mean (i) a merger or consolidation in which the stockholders of the Corporation immediately prior to such merger or consolidation do not hold, immediately after such merger or consolidation, more than 50% of the combined voting power of the surviving or acquiring entity (or parent corporation thereof), (ii) the sale of substantially all of the assets of the Corporation or assets representing over 50% of the operating revenues of the Corporation, or (iii) any person shall become the beneficial owner of over 50% of the Corporation’s outstanding Stock or the combined voting power of the Corporation’s then outstanding voting securities entitled to vote generally, or become a controlling person as defined in Rule 405 promulgated under the Securities Act.

11. Non-Transferability. The Option shall be exercisable during the Optionee’s lifetime only by the Optionee and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution or by transfer not for value to a family trust established by the Optionee for the benefit of his or her family members, provided that the Optionee is a trustee of such trust and such trust remains revocable by the Optionee for his or her life. Except as otherwise provided herein or in the Plan, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation’s option, shall cause all of the Optionee’s rights under this Award Certificate to terminate.

12. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to the Option under this Award Certificate shall be reduced by the number of shares with respect to which such exercise is made.

13. Exercise of Option. The Option may be exercised (a) by delivering to the Corporation a written notice of exercise in substantially the form prescribed from time to time by the Plan Administrator or completing such other notice procedure as the Plan Administrator from time to time may require, and (b) delivering to the Corporation the full payment of the Exercise Price of each share of Stock purchased under the Option. Any notice of exercise shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed (or otherwise authorized in accordance with the exercise procedures then in effect) by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Corporation, of such person’s right to exercise the Option. The purchase price shall be payable (a) in U.S. dollars in cash (by check), (b) by delivery of shares of stock registered in the name of the Optionee having a fair market value at the time of exercise equal to the amount of the purchase price, (c) any combination of the payment of cash and the delivery of stock, or (d) as otherwise approved by the Plan Administrator in its sole and absolute discretion. The Optionee acknowledges that the Plan Administrator may use a broker or other third party to facilitate its stock option recordkeeping and exercises and agrees to comply with any administrative rules and procedures regarding stock option exercises as may be in place from time to time. The Optionee acknowledges and agrees that the Corporation may require that any Common Stock purchased under the Option be deposited in a brokerage account (in the name of the Optionee) with a broker designated by the Corporation, and the Optionee agrees to take such reasonable steps as the Corporation may require to open and maintain such an account.

14. Withholding Taxes. The Corporation may require the Optionee to deliver payment of any withholding taxes (in addition to the purchase price) with respect to the difference between the purchase price and the fair market value of the Stock acquired upon exercise.

15. Issuance of Shares. Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse as (a) joint tenants with right of survivorship, (b) community property, or (c) tenants in common without right of survivorship.

16. Rights as a Stockholder. Subject to Section 8.7 of the Plan, neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Corporation with respect to the stock subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

17. Notices. Any notice to the Company contemplated by this Award Certificate shall be in writing and addressed to it in care of its President; and any notice to the Optionee shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

18. Entire Agreement. This Award Certificate, together with the Plan, constitutes the entire understanding between the Corporation and the Optionee with regard to the subject matter of this Award Certificate. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Award Certificate.

19. Severability. In the event that any provision or portion of this Award Certificate shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Award Certificate shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

20. Waiver. The waiver of any breach of any duty, term or condition of this Award Certificate shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Award Certificate.

21. Interpretation. The interpretation, construction, performance and enforcement of this Award Certificate and of the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.

22. Choice of Law. This Award Certificate shall be governed by and construed in accordance with the internal substantive laws (not the law of choice of laws) of the State of California.

SEMTECH CORPORATION
a Delaware corporation

By:
[Name]